SECURITIES AND EXCHANGE COMMISSION

                                  SCHEDULE 14C
                                 (Rule 14C-101)

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

|X|   Preliminary Information Statement

|_|   Confidential, for use of the Commission only (as permitted by Rule
      14c-5(d)(2)

|_|   Definitive Information Statement

                              AFG ENTERPRISES, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies.

(2) Aggregate number of securities to which transaction applies.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined).

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

|_|   Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

                              AFG ENTERPRISES, INC.
                           73-595 El Paseo, Suite 2204
                          Palm Desert, California 92260

                                  June 19, 2005
Dear Shareholder:

         This Information Statement is furnished to holders of shares of common stock, par value $.001 per share (the "Common Stock"), of AFG Enterprises, Inc., formerly In Store Media Systems, Inc. (the "Company"). The purpose of this Information Statement is to notify the shareholders that on June 6, 2005, the Company received written consent (the "Written Consent") from certain principal shareholders of the Company (identified in the section entitled "Voting Securities and Principal Holders Thereof") holding 3,000,000 shares of Common Stock, representing approximately 60.0% of the total issued and outstanding Common Stock, adopting resolutions amending and restating the Articles of Incorporation (the "Restated Articles") to make the following changes:

      o Increase the number of authorized shares of common stock from Fifty Million (50,000,000) shares to Three Hundred million (300,000,000) shares;

      o Reverse split the outstanding shares of stock on a ratio of one new share for each 50 outstanding shares (with any fractional share being rounded to the next highest whole number of shares); and

      o     Change the name of the Company to: "FP Holdings, Inc."

         The enclosed Information Statement is being furnished to inform you that the foregoing action has been approved by the holders of a majority of the outstanding shares of Common Stock. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from shareholders. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to shareholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority shareholders of the Company.

                           ------------------

         This Information Statement is being mailed on or about June 19, 2005 to shareholders of record as of June 6, 2005 (the "Record Date").

                                    By Order of the Board of Directors,

                                    /s/ Erich Spangenberg
                                    Erich Spangenberg, Chief Executive Officer


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY.

                           ------------------

                              AFG ENTERPRISES, INC.
                           73-595 El Paseo, Suite 2204
                          Palm Desert, California 92260
                        ---------------------------------

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14C-2 THEREUNDER
                      -------------------------------------

     NO VOTE OR OTHER ACTION OF THE COMPANY'S SHAREHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.


                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

         ---------------------------------------------------------------

                                  June 19, 2005

         We are sending you this Information Statement to inform you of a resolution on June 6, 2005 from the Board of Directors and certain principal shareholders of the Company (identified in the section entitled "Security Ownership of Certain Beneficial Holders and Management") holding 3,000,000 shares of Common Stock, representing 60.0% of the total issued and outstanding Common Stock adopting resolutions amending and restating the Articles of Incorporation in the form attached hereto as Annex I (the "Restated Articles"). The material changes to the Article of Incorporation effectuated by the Restated Articles are:

      o Increase the number of authorized shares of common stock from Fifty Million (50,000,000) shares to Three Hundred Million (300,000,000) shares;

      o Reverse split the outstanding shares of stock on a ratio of one new share for each 50 outstanding shares (with any fractional share being rounded to the next highest whole number of shares); and

      o     Change the name of the Company to: "FP Holdings, Inc."

         The adoption of the foregoing resolutions will become effective 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from shareholders.

         The Company is distributing this Information Statement to its shareholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, no dissenters' rights under the Nevada Revised Statutes are afforded to the Company's shareholders as a result of the adoption of these resolutions.

         Expenses in connection with the distribution of this Information Statement, which are anticipated to be less than $5,000, will be paid by the Company.

      Our principal executive offices are located at 73-595 El Paseo, Suite 2204, Palm Desert, CA 92260 and our telephone number is (760) 674-1063.


                        VOTE REQUIRED; MANNER OF APPROVAL

         Approval to amend and restate the current Articles of Incorporation of the Company under the Nevada Revised Statutes ("NRS") requires the affirmative vote of the holders of a majority of the voting power of the Company. The Company has only common stock outstanding entitled to vote; no shares of preferred stock are outstanding.

         Section 78.320 of the NRS provides in substance that, unless the Company's Articles of Incorporation provides otherwise, shareholders may take action without a meeting of shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

         In accordance with the NRS, the affirmative vote on the amendment and restatement of the Articles of Incorporation of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the shareholders to approve the adoption of the amendment and restatement of the Articles of Incorporation.

         Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the amendment and restatement of to the Articles of Incorporation cannot take effect until 20 days after this Information Statement is sent to the Company's shareholders. As mentioned earlier, the Restated Articles will become effective upon its filing with the Secretary of State of the State of Nevada which is anticipated to be on or about July 10, 2005, 20 days after the mailing of this Information Statement.

 NO ADDITIONAL ACTION IS REQUIRED BY OUR SHAREHOLDERS IN CONNECTION WITH ANY OF THESE PROPOSALS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR SHAREHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST TWENTY (20) DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following discloses, as of the June 6, 2005, information concerning the ownership of our Common Stock by:

      o each person who is known by us to own beneficially 5% or more of our Common Stock,

      o     each of our directors and director nominees, and

      o     all officers and directors as a group.

      A person is considered a beneficial owner of any securities that the person owns or has the right to acquire beneficial ownership of within 60 days. Beneficial ownership also includes shares indirectly held or shares over which a person has the right, by contract, understanding or other arrangement, to exercise voting or dispositive powers. As of June 6, 2005, there were an aggregate of approximately 5,000,000 shares of Common Stock outstanding.

         The number of shares outstanding at June 6, 2005 reflects all shares issued or required to be issued pursuant to the Company's Plan of Reorganization adopted and approved by the United States Bankruptcy Court for the District of Colorado (the "Reorganization Plan").

         Except as otherwise indicated, we believe that the persons identified in the table have sole voting and dispositive power with respect to their shares. Unless otherwise indicated, the address for each beneficial owner is 73-595 El Paseo, Suite 2204, Palm Desert, CA 92260.

                                                  Amount and Nature
              Name and Address of                  of Beneficial
               Beneficial Owner                       Owner (1)       Percent of Class
               ----------------                       ---------       ----------------
Acclaim Financial Group Ventures II, LLC            2,847,531 (2)            46.85%
NMPP, Inc.                                          1,273,763 (3)            25.47%
Erich Spangenberg                                   3,000,000 (4)            60.00%

Douglas B. Croxall                                  3,000,000 (5)            60.00%

David Pridham                                         108,554 (6)             2.17%

John B. Burns                                             -0-                 -0-

Stephen Peary                                             -0-                 -0-

William P. Stelt                                        9,542                   *

All Officer and Directors as a                      4,130,836                67.94%
group (six persons)

* Less than one percent.

(1) Beneficial ownership is determined in accordance with the applicable rules under the Exchange Act. In computing the number of shares beneficially owned by an executive officer or a director and the percentage ownership of that person, shares of the Company's Common Stock subject to options held by that person that are currently exercisable, or become exercisable within 60 days from June 6, 2005, are deemed outstanding. However, such shares are not deemed outstanding for purposes of computing the percentage ownership of any other person. For purposes of determining the individual beneficial ownership percentage, each percentage was calculated based on the Company's Common Stock outstanding at June 6, 2005 (5,000,000 shares) adjusted in the case of each executive officer and director by the number of stock options held by that individual which are exercisable within 60 days of June 6, 2005.

 (2) Includes options to purchase 1,077,531 shares of Common Stock at various prices between $0.01 and $0.03 per share held by AFGVII.

(3) Includes 2,175 shares of Common Stock which NMPP has the right to acquire upon request.

(4) Includes 3,000,000 shares of Common Stock held indirectly through Mr. Spangenberg's ownership interest in Acclaim Financial Group Ventures II, LLC and NMPP, Inc. Mr. Spangenberg disclaims beneficial ownership of such shares. Excludes the options to purchase 1,077,531 shares of Common Stock held by Acclaim Financial Group Ventures II, LLC.

(5) Includes 3,000,000 shares of Common Stock held indirectly through Mr. Croxall's ownership interest in Acclaim Financial Group Ventures II, LLC and NMPP, Inc. Mr. Croxall disclaims beneficial ownership of such shares. Excludes the options to purchase 1,077,531 shares of Common Stock held by Acclaim Financial Group Ventures II, LLC.

(6) Shares held of record by Pacific Star, LLC of which David Pridham owns 90%.


                                   PROPOSAL I

               TO AMEND AND RESTATE OUR ARTICLES OF INCORPORATION

General

         The Company's current Articles of Incorporation provide for an authorized capitalization consisting of 50,000,000 shares of common stock, $.001 par value per share, and 5,000,000 shares of preferred stock, $.001 par value per share. As of June 6, 2005, there were approximately 5,000,000 shares of Common Stock outstanding (including all shares required to be issued pursuant to the Reorganization Plan).

Vote Required; Manner of Approval

         Approval to amend and restate the current Articles of Incorporation of the Company under the Nevada Revised Statutes ("NRS") requires the affirmative vote of the holders of a majority of the voting power of the Company. The Company has only common stock outstanding.

         Section 78.320 of the NRS provides in substance that, unless the Company's Articles of Incorporation provides otherwise, shareholders may take action without a meeting of shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

         In accordance with the NRS, the affirmative vote on the amendment and restatement of the Articles of Incorporation of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the shareholders to approve the adoption of the Restated Articles.

         Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the amendment and restatement of the Articles of Incorporation cannot take effect until 20 days after this Information Statement is sent to the Company's shareholders. As mentioned earlier, the Restated Articles will become effective upon its filing with the Secretary of State of the State of Nevada which is anticipated to be on or about July 10, 2005, 20 days after the mailing of this Information Statement.

Purposes and Effect of the Changes

         Background. The procedure and requirements to effect an amendment and restatement of the articles of incorporation of a Nevada corporation are set forth in Section 78.390 of the Nevada Revised Statutes, which provides that proposed amendment and restatement must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual meeting or a special meeting and must be approved by a majority of the outstanding voting securities.

         Our Board of Directors has unanimously adopted and the Consenting Shareholders have approved an amendment and restatement of the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 50,000,000 shares to 300,000,000 shares, to effectuate a one for fifty reverse stock split and to change the name of the Company to FP Holdings, Inc. The text of the Restated Articles attached as Annex I to this Information Statement.

         Current Number of Authorized Common Shares. As of the Record Date, approximately 5,000,000 shares of Common Stock were outstanding. This includes all shares required to be issued pursuant to the Plan of Reorganization for which stock certificates have not been issued or delivered to the stockholders. There are no shares of preferred stock issued and outstanding.

Reasons for Authorizing Additional Shares of Common Stock

         By increasing our authorized shares of Common Stock, we will have more than a sufficient number of shares of stock available for future actions, including acquisitions, capital raising transactions and employee stock incentive plans.

         Additionally, the Company is actively seeking merger and acquisition candidates. As such, the Board of Directors believes that it is the Company's best interest to authorize additional shares of its Common Stock for possible future issuances.

         Increasing our number of authorized shares of Common Stock will also allow our Board flexibility to act promptly in issuing stock to meet our future business needs, which may include:

      o     Acquisitions and mergers,
      o Financing transactions to improve our financial and business position,
      o     Stock splits or stock dividends,
      o     Recruiting employees and executives,
      o     Employee benefit plans, and
      o     Other proper business purposes.

         If additional shares are readily available, our Board of Directors will be able to act quickly without spending the time and incurring the expense of soliciting proxies and holding additional shareholders' meetings. The Board, however, may issue additional shares of Common Stock and Preferred Stock without action on the part of the shareholders only if the action is permissible under Nevada law, and only if the rules of the exchange on which the Common Stock is listed permit those issuances. The Common Stock is currently not listed on an exchange, but rather is traded sporadically on the Pink Sheets.

         Moreover, the additional authorized shares of Common Stock may be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons who would support the Board of Directors in opposing a takeover bid or a solicitation in opposition to management. These shares could also be used by the Board of Directors in a public or a private sale, merger or similar transaction by increasing the number of outstanding shares and thereby diluting the equity interest and voting power of a party attempting to obtain control of the Company. We are not currently aware of any effort to obtain control of the Company and have no plans to use the new shares for purposes of discouraging any such effort. Issuing any additional shares of our Common Stock or possibly our Preferred Stock would dilute our current shareholders' interests in the Company.

Description of and Reasons for the Reverse Split

            The reverse split will result in a reduction of the number of issued and outstanding shares of the Company from 5,000,000 (after giving effect to the issuance of all shares required to be issued pursuant to the Reorganization
Plan) to 100,000 shares. As of the effective date of the Reverse Split, each previously outstanding share shall be reduced to 0.02 shares. However, no fractional shares will be created as a result of the reverse split. Accordingly, the number of shares owned by any shareholder who would otherwise receive a fractional share will be rounded up to the next nearest whole number.

            The purpose of the reverse split is to reduce the number of outstanding shares in an effort to increase the market value of the remaining outstanding shares. In approving the reverse split, the board of directors considered that the Company's common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The Board of Directors also believes that most investment funds are reluctant to invest in lower priced stocks.

         The Board of Directors proposed the reverse split as one method to attract investors and business opportunities in the Company. The Company believes that the reverse split may improve the price level of the Company's common stock and that this higher share price could help generate additional interest in the Company.

         However, the effect of the reverse split upon the market price for the Company's Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of common stock outstanding resulting from the reverse split. The market price of the Company's Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

Potential Risks of the Reverse Split

        There can be no assurance that the bid price of the Company's common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse split, that the reverse split will result in a per share price that will increase its ability to attract employees and other service providers or that the market price of the post-split common stock can be maintained. The market price of the Company's common stock will also be based on its financial performance, market condition, the market perception of its future prospects and the Company's industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding. If the market price of the Company's Common Stock declines after the reverse split, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of a reverse split.

Potential Effects of the Reverse Split

         General. Pursuant to the reverse split, each 50 shares of the Company's Common Stock issued and outstanding immediately prior to the effectiveness of the reverse split, will become one share of Common Stock after consummation of the reverse split.

         Accounting Matters. The reverse split will not affect the par value of the Company's common stock. As a result, on the effective date of the reverse split, the stated par value capital on the Company's balance sheet attributable to Common Stock would be reduced to 1/50 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share will be increased because there will be fewer shares.

         Effect on Authorized and Outstanding Shares. There are 5,000,000 shares of common stock issued and outstanding (after giving effect to the issuance of all shares of Common Stock to be issued pursuant to the Reorganization Plan). As a result of the reverse split, the number of shares of capital stock issued and outstanding (as well as the number of shares of common stock underlying any options, warrants, convertible debt or other derivative securities), will be reduced to the number of shares of capital stock issued and outstanding immediately prior to the effectiveness of the reverse split, divided by 50.

            With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of capital stock prior and subsequent to the reverse split will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company's business would materially change, solely as a result of the reverse split.

            The reverse split will be effectuated simultaneously for all of the Company's Common Stock and the exchange ratio will be the same for all shares of the Company's Common Stock. The reverse split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any shareholders owning a fractional share. See "Fractional Shares" below. The reverse split will not alter the respective voting rights and other rights of shareholders.

            The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's common stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed reverse split will not affect the registration of the Company's Common Stock under the Exchange Act. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act.

            Potential Odd Lots. If approved, the reverse split will result in some shareholders owning "odd-lots" of less than 10 shares of the Company's Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 10 shares.

            Increase of Shares of All Classes of Capital Stock Available for Future Issuance. As a result of the reverse split, there will be a reduction in the number of shares of Common Stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the reverse split. The increase in available shares could be used for any proper corporate purpose approved by the Board of Directors including, among other purposes, future financing transactions.

            Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares of capital stock to issued shares of capital stock could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the reverse split proposal is not being proposed in response to any effort of which the Company is aware to accumulate shares of stock or obtain control of the Company, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders.

Effectiveness of the Reverse Split

            The reverse split will become effective upon the filing with the Secretary of State of the State of Nevada of an amendment to the Company's articles of incorporation. It is expected that such filing will take place shortly after July 10, 2005, the date that is 20 days after the mailing of this Information Statement.

Material Federal Income Tax Consequences

            The following discussion summarizing material federal income tax consequences of the reverse split is based on the Internal Revenue Code of 1986, as amended (the "CODE"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement was first mailed to shareholders. This discussion does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders should consult their own tax advisors to determine the particular consequences to them.

            The receipt of the common stock following the effective date of the reverse split, solely in exchange for the common stock held prior to the reverse split will not generally result in a recognition of gain or loss to the shareholders. Although the issue is not free from doubt, additional shares received in lieu of fractional shares, including shares received as a result of the rounding up of fractional ownership, should be treated in the same manner. The adjusted tax basis of a shareholder in the common stock received after the reverse split will be the same as the adjusted tax basis of the common stock held prior to the reverse split exchanged therefor, and the holding period of the common stock received after the reverse split will include the holding period of the common stock held prior to the reverse split exchanged therefore.

         No gain or loss will be recognized by the Company as a result of the reverse split. The Company's views regarding the tax consequences of the reverse split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

         THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S SHAREHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERSE SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH SHAREHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE
FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH SHAREHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

An Overview of Our Common Stock

The following summarizes the rights of holders of our Common Stock:

         o Each holder of shares of Common Stock is entitled to one vote per share on all matters to be voted on by our Shareholders generally, including the election of directors;

         o    There are no cumulative voting rights;

         o The holders of our Common Stock are entitled to dividends and other distributions as may be declared from time to time by the Board of Directors out of funds legally available for that purpose, if any;

         o Upon our liquidation, dissolution or winding up, the holders of shares of Common Stock will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and the payment of the liquidation preference of any outstanding preferred stock; and

         o The holders of Common Stock have no preemptive or other subscription rights to purchase shares of our stock, and are not entitled to the benefits of any redemption or sinking fund provisions.

Description of and Reasons for the Name Change

         The Board of Directors and the holders of a majority of the outstanding shares of Common Stock have also unanimously approved an amendment to the Articles of Incorporation to change the name of the Company from "AFG Enterprises, Inc." to "FP Holdings, Inc." The Board of Directors and the majority shareholders have determined that this amendment is advisable and should be adopted by the shareholders in that the new name will better reflect the operations of the Company.

         The change of the Company's name will not affect, in any way, the validity or transferability of currently outstanding stock certificates, nor will the Company's stockholders be required to surrender or exchange any stock certificates that they currently hold as a result of the name change. If the name change is approved, the Company will be assigned a new trading symbol which will be announced prior to the name change becoming effective.

No Requirement to Surrender Stock Certificates

         It will not be necessary for you to surrender your share certificates upon approval of the proposed increase in the number of authorized shares, name change and reverse stock split. Rather, when share certificates are presented for transfer or other reasons, new share certificates bearing the new amount of authorized shares, the new name and reflecting the effects of the reverse stock split will be set on the certificates.


                           INTEREST OF CERTAIN PERSONS
                    IN OPPOSITION TO MATTERS TO BE ACTED UPON

         Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, or associate of the foregoing persons in any matter to be acted on, as described herein, other than elections to offices.

                                 DIVIDEND POLICY

         We have not declared or paid cash dividends or made distributions in the past, and we do not anticipate paying cash dividends or making distributions in the foreseeable future. We currently intend to retain and reinvest future earnings, if any, to finance our operations.


                                  MISCELLANEOUS

         We request brokers, custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock and we will reimburse such holders for their reasonable expenses in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing to us at 73-595 El Paseo, Suite 2204, Palm Desert, California, 92260, Attention: President.

         The following documents are incorporated herein by reference: The Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2004 and the quarterly report on Form 10-QSB for the fiscal quarter ended March 31, 2005.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Information Statement shall be deemed to be incorporated by reference into this Information Statement and to be a part hereof from the dates of filing such documents or reports. Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

THIS INFORMATION STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (OTHER THAN CERTAIN EXHIBITS TO DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM A COPY OF THIS INFORMATION STATEMENT HAS BEEN DELIVERED UPON WRITTEN REQUEST TO ERICH SPANGENBERG, AFG ENTERPRISES, INC., 73-595 EL PASEO, SUITE 2204, PALM DESERT, CA, 92260, (760) 794-1063.

NO ADDITIONAL ACTION IS REQUIRED BY OUR SHAREHOLDERS IN CONNECTION WITH ANY OF THESE PROPOSALS. HOWEVER, SECTION 14C OF THE EXCHANGE ACT REQUIRES THE MAILING TO OUR SHAREHOLDERS OF THE INFORMATION SET FORTH IN THIS INFORMATION STATEMENT AT LEAST TWENTY (20) DAYS PRIOR TO THE EARLIEST DATE ON WHICH THE CORPORATE ACTION MAY BE TAKEN.

                                     ANNEX I

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              AFG ENTERPRISES, INC.

                AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

                            AFG ENTERPRISES USA, INC.

              PURSUANT TO SECTIONS 78.380 AND 78.390 OF THE NEVADA
                                REVISED STATUTES

         AFG Enterprises USA, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), hereby certifies as follows:

1. The name of the Corporation is AFG Enterprises USA, Inc., and the original Articles of Incorporation of the Corporation was filed with the Secretary of State of the State of Nevada on February 19, 1993.

2. These Amended and Restated Articles of Incorporation, which amend the provisions of the Articles of Incorporation, as heretofore amended, have been duly adopted by the Board of Directors of the Corporation and by action by written consent of the stockholders of the Corporation in lieu of a meeting, in accordance with the provisions of Section 78.320 of the Nevada Revised Statutes ("N.R.S.") and, upon filing with the Secretary of State of the State of Nevada in accordance with Section 78.320 of the N.R.S., shall thenceforth supersede the original Articles of Incorporation, as heretofore amended, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Articles of Incorporation of the Corporation.

3. The text of the Articles of Incorporation, as heretofore amended, is hereby amended and restated in its entirety to read as follows:

                                    Article I

The name of the corporation (hereinafter referred to as the "Corporation") is:

                                FP Holdings, Inc.

                                   Article II

The address of the Corporation's registered office in the State of Nevada is 502 East John Street, Carson City, Nevada 89706, in the City of Carson City, County of Carson. The name of the Corporation's registered agent at such address is CSC Services of Nevada, Inc.

                                   Article III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the Nevada Revised Statutes (the "N.R.S.").

                                   Article IV

(a) Authorized Capital Stock.

     (i) The total number of shares of stock that the Corporation shall have authority to issue is 305,000,000, consisting of (i) 300,000,000 shares of Common Stock, par value $0.001 per share ("Common Stock") and (ii) 5,000,000 shares of Preferred Stock, par value $0.001 per share ("Preferred Stock").

     (ii) Effective as of May 2, 2005 a reverse stock split of 159.67 to 1 was effectuated. Additionally, on the date of the filing of these Amended and Restated Articles of Incorporation (the "Effective Time"), every fifty shares of the Corporation's Common Stock, issued and outstanding immediately prior to the Effective Time (the "Old Common Stock"), shall be automatically reclassified as and converted into one share of Common Stock of the Corporation (the "New Common Stock"). Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassifications of shares of Old Common Stock into New Common Stock. In lieu thereof, each holder of record of Old Common Stock who would otherwise be entitled to receive a fractional share of New Common Stock shall receive one (1) whole share of New Common Stock.

(b) Preferred Stock. Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the N.R.S. (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     (i) The designation of the series, which may be by distinguishing number, letter or title.

     (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

     (iii) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative.

     (iv)  Dates on which dividends, if any, shall be payable.

     (v) The redemption rights and price or prices, if any, for shares of the series.

     (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

     (vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

     (viii)Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

     (ix) Restrictions on the issuance of shares of the same series or of any other class or series.

     (x)   The voting rights, if any, of the holders of shares of the series.

(c) Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. Except as may be provided in these Amended and Restated Articles of Incorporation or in a Preferred Stock Designation, the holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

(d) Voting Rights. Except as may be provided in these Amended and Restated Articles of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

                                    Article V

The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of stock or other securities or property of the Corporation, rights entitling the holders thereof to purchase from the Corporation shares of stock or other securities of the Corporation or any other corporation. The times at which and the terms upon which such rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence such rights. The authority of the Board of Directors with respect to such rights shall include, but not be limited to, determination of the following:

(a) The initial purchase price per share or other unit of the stock or other securities or property to be purchased upon exercise of such rights.

(b) Provisions relating to the times at which and the circumstances under which such rights may be exercised or sold or otherwise transferred, either together with or separately from, any other stock or other securities of the Corporation.

(c) Provisions that adjust the number or exercise price of such rights or amount or nature of the stock or other securities or property receivable upon exercise of such rights in the event of a combination, split or recapitalization of any stock of the Corporation, a change in ownership of the Corporation's stock or other securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such rights.

(d) Provisions that deny the holder of a specified percentage of the outstanding stock or other securities of the Corporation the right to exercise such rights and/or cause the rights held by such holder to become void.

(e)  Provisions that permit the Corporation to redeem or exchange such rights.

(f)  The appointment of a rights agent with respect to such rights.

                                   Article VI

(a) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in these Amended and Restated Articles of Incorporation, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed by the Bylaws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the Bylaws.

(b) Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

(c) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as set forth in these Amended and Restated Articles of Incorporation, to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled, unless the Board of Directors otherwise determines, by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by the sole remaining director, or by stockholders. Directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

(d) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of capital stock as set forth in these Amended and Restated Articles of Incorporation, to elect additional directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, voting together as a single class. For the purposes of these Amended and Restated Articles of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.

                                   Article VII

(a) In furtherance of, and not in limitation of, the powers conferred by applicable law, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto.

(b) The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law.

                                  Article VIII

(a) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in this Amended and Restated Articles of Incorporation to elect additional directors under specific circumstances, effective as of the Effective Time, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

(b) Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, or (iii) the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) of the Corporation.

                                   Article IX

(a) Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the Bylaws of the Corporation, to the fullest extent permitted from time to time by the N.R.S. as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect.

(b) The Corporation may, by action of the Board of Directors or through the adoption of Bylaws, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by these Amended and Restated Articles of Incorporation or otherwise by the Corporation.

(c) The right to indemnification conferred in this Article IX shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within twenty (20) days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the N.R.S. requires, the payment of such expenses incurred by such a person in his or her capacity as such a director or officer of the Corporation in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article IX or otherwise.

(d) Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person that provide for indemnification greater or different than that provided in this
     Article IX.

(e) Neither any amendment or repeal of any Section of this Article IX, nor the adoption of any provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation inconsistent with this
     Article IX, shall adversely affect any right or protection of any director, officer, employee or other agent established pursuant to this Article IX existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article IX, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

                                    Article X

(a) The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the N.R.S., as now or hereafter in effect. If the N.R.S. is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the N.R.S., as so amended.

(b) Neither any amendment or repeal of any Section of this Article X, nor the adoption of any provision of these Amended and Restated Articles of Incorporation or the Bylaws of the Corporation inconsistent with this
     Article X, shall adversely affect any right or protection of any director established pursuant to this Article X existing at the time of such amendment, repeal or adoption of an inconsistent provision, including without limitation by eliminating or reducing the effect of this Article X, for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article X, would accrue or arise), prior to such amendment, repeal or adoption of an inconsistent provision.

                                   Article XI

Except as may be expressly provided in these Amended and Restated Articles of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in these Amended and Restated Articles of Incorporation or a Preferred Stock Designation, and any other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or thereafter prescribed herein or by applicable law, and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Amended and Restated Articles of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI; provided, however, that any amendment or repeal of Article IX or Article X of these Amended and Restated Articles of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided further that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

IN WITNESS WHEREOF, AFG Enterprises USA, Inc. has caused these Amended and Restated Articles of Incorporation to be signed by the undersigned officer, thereunto duly authorized, this __th day of July, 2005.

AFG ENTERPRISES USA, INC.

/s/ Erich Spangenberg
Eric Spangenberg, Chief Executive Officer